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                          YARDVILLE NATIONAL BANCORP
                            1997 STOCK OPTION PLAN

(1) PURPOSES OF PLAN.

   The 1997 Stock Option Plan (the "Plan") is designed to assist Yardville National Bancorp (the "Company") in attracting and retaining highly qualified persons as employees of the Company and its Subsidiaries and to provide such key employees with incentives to contribute to the growth and development of the business of the Company. This Plan provides for the granting of both incentive stock options under Section 422 of the Code and non-qualified stock options.

(2) DEFINITIONS

   Unless the context otherwise indicates, the following terms have the following meanings:

"Board" - means the Board of Directors of the Company as constituted from time to time.

"Business Day" - means a day (other than a Saturday or Sunday) on which the principal office of the Company is open for the conduct of normal business.

"Change of Control" - means the acquisition by any person or group acting in concert of beneficial ownership (as defined in Rule 13d-3 under the Exchange
Act) of forty percent (40%) or more of any class of equity security of the Company.

"Code"- means the Internal Revenue Code of 1986, as the same may from time to time be amended.

"Committee" - means the Committee referred to in Section 4 hereof.

"Common Stock" - means the Common Stock, no par value, of the Company.

"Designated Beneficiary" - means the person designated by an optionee to be entitled on his death to any remaining rights arising out of an option, such designation to be made in accordance with such regulations as the Committee may implement from time to time.

"Director" - means a member of the Board, who is not currently an officer of the Company or Subsidiary of the Company, or otherwise currently employed by the Company or Subsidiary of the Company; who does not receive compensation either directly or indirectly from the Company or Subsidiary of the Company, for services rendered as a consultant or in any other capacity other than as a Director; and otherwise qualifies as a "Non-Employee director" under Rule 16b-3 under the Exchange Act.

"Employee" - means any employee (including any officer) of the Company or any Subsidiary of the Company.

"Exchange Act" - means the Securities and Exchange Act of 1934, as it may be amended from time to time, or any successor act or statute.

"Fair Market Value" - means the fair market value of Common Stock as determined by the Committee in accordance with Section 6(b) hereof.

"Incentive Stock Options" - means stock options which constitute incentive stock options within the meaning of Section 422, or any successor section, of the Code having the provisions specified in the Plan for such incentive stock options.

"Non-Qualified Stock Options" - means stock options to purchase shares of Common Stock granted to a participant under the Plan which are not intended to be Incentive Stock Options.

"Parent" - means "Parent Corporation" as defined in Section 424(e), or any successor section, of the Code.

"Stock Option Agreement" - means a stock option agreement entered into between the Company and an employee pursuant to the Plan period.

"Subsidiary" - means "Subsidiary Corporation" as defined in Section 424(f), or any successor section, of the Code.

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"Ten Percent Shareholder" - shall mean any person who, immediately after any option is granted to such person, owns within the meaning of Section 422 (b)
(6), (or any successor section of the Code) more than 10% of the total combined voting power of all classes of stock of the Company, its Parent, if any, or its Subsidiaries.

(3) STOCK SUBJECT TO PLAN.

   The shares to be issued upon exercise of the options granted under the Plan shall be Common Stock. The maximum number of shares of Common Stock for which options may be granted under the Plan shall be 200,000 shares (subject to adjustment as provided in section 9 hereof). The Common Stock to be issued upon exercise of the options may be authorized but unissued shares or treasury shares, as determined from time to time by the Committee. If any option granted under the Plan shall expire or terminate for any reason whatsoever without having been exercised in full, the unpurchased shares of Common Stock previously subject to such option shall become available for new options.

(4) ADMINISTRATION.

   (a) The Plan shall be administered by a Stock Option Committee (the "Committee") of not less than two Directors. The Board shall annually appoint the members of the Stock Option Committee at the annual reorganization meeting of the Board.

   (b) The Board shall fill all vacancies on the Committee and may remove any member of the Committee at any time with or without cause. The Committee shall select its own chairman and shall adopt, alter or repeal such rules and procedures as it may deem proper and shall hold its meetings at such times and places as it may determine. The Committee shall keep minutes of its proceedings. Action by a majority of the Committee members present at any meeting at which a quorum is present, or action approved in writing by all members of the Committee without a meeting, shall constitute the acts of the Committee.

   (c) Subject to the provisions of the Plan, the Committee shall have the full and final authority to (i) determine the Employees to whom, and the times at which, options shall be granted and the number of shares subject to each option;
(ii) prescribe, amend and determine the provisions of options granted under the Plan (which need not be identical) and, with the consent of the holder thereof, amend or modify any option; (iii) determine the provisions of options granted under the Plan (which need not be identical) and with the consent of the holder thereof, amend or modify any option; (iv) interpret the Plan and the respective options; and (v) make all other determinations necessary or advisable for administering the Plan. All determinations and interpretations by the Committee shall be binding upon all parties. No member of the Committee or the Board shall be liable for any action or determination made in good faith in respect of the Plan or any option granted under it.

   (d) The provisions of this Section 4 shall survive any termination of the Plan.

(5) ELIGIBILITY FOR AWARD OF OPTIONS.

   (a) Options may be granted only to Employees. Any reference in the Plan to "employment by the Company" shall also be deemed to include employment by any Subsidiary of the Company. Determination by the Committee or the Board, as to who are eligible Employees shall be conclusive.

   (b) A person who is a director of the Company or any Subsidiary shall not be considered an employee for the purpose of the Plan solely because he or she is a director. However, a person who is an employee shall not be disqualified by virtue of being a director of the Company or any Subsidiary.

   (c) More than one option may be granted to any eligible employee.

(6) OPTION PRICE.

   (a) The purchase price of the Common Stock under each option shall be determined by the Committee. The purchase price shall be at least 100 percent (100%) of the Fair Market Value on the date of the grant of the option. The purchase price under an Incentive Stock Option granted to an employee who is a Ten Percent Stockholder shall be at least 110% of the Fair Market Value on the date of the grant of the Incentive Stock Option.

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   (b) "Fair Market Value", as of the time of any determination by the
Committee, shall mean the closing price of a share of Common Stock on the immediately preceding business day as reported by the National Association of Securities Dealers, Inc. through the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or a similar organization if NASDAQ is no longer reporting such information.

(7) FEDERAL INCOME TAX CONSEQUENCES UNDER THE PLAN

   The aggregate Fair Market Value of shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during the calendar year (under the Plan or any other plan of the Company, its Parent, if any and its Subsidiaries) shall not exceed the sum of $100,000. Such aggregate Fair Market Value shall be determined as of the date such Options is granted.

   Incentive Stock Options

   For Incentive Stock Options, the optionee will not realize any taxable income upon receipt of shares upon the exercise of the option. However, the excess of the Fair Market Value of the stock on the date of exercise over the exercise price is an item of adjustment to be taken into account in determining whether the "alternative minimum tax" will apply for the year of exercise. If the shares acquired upon exercise are held at least two years from the date of grant and one year from the date of exercise, any gain or loss upon the sale of such shares, if held as capital assets, will be long-term capital gain or loss (measured by the difference between the sales price of the stock and the exercise price). If the two year and one year holding periods are not met (a "disqualifying disposition"), an optionee will realize ordinary income in the year of disposition in an amount equal to the lesser of (i) the Fair Market Value of the stock on the date of exercise minus the exercise price or (ii) the amount realized on disposition minus the exercise price. The remainder of the gain will be treated as long-term or short-term gain depending upon whether the stock has been held for more than twelve months. If an optionee makes a disqualifying disposition, the Company will be entitled to a tax deduction equal to the amount of ordinary income recognized by the optionee.

   In general, if an optionee in exercising an Incentive Stock Option tenders shares of Common Stock in partial or full payment of the option price, no gain or loss will be recognized on the tender. However, if the tendered shares were previously acquired upon the exercise of another Incentive Stock Option and the tender is within two years from the date of grant or one year after the date of exercise of the other Incentive Stock Options, the tender will be a disqualifying disposition of the shares acquired upon exercise of the other Incentive Stock Option.

   As noted above, the exercise of an Incentive Stock Option could subject the optionee to the alternative minimum tax. The application of the alternative minimum tax to any particular optionee depends upon the particular facts and circumstances which exist with respect to the optionee in the year of exercise. However, as a general rule, the amount by which the Fair Market Value of the Common Stock on the date of exercise of an option exceeds the exercise price of the option will constitute an item of adjustment for purposes of the alternative minimum tax. As such, this item will enter into the tax base on which the alternative minimum tax is computed, and may therefore cause the alternative minimum tax to become applicable in a given year. (alternative minimum tax, if applicable, would be incurred equal to 26% of the excess alternative minimum taxable income up to $175,000 and 28% for any amount in excess of $175,000).

   Non-Qualified Stock Options

   Non-Qualified Stock Options granted under the 1997 Plan do not qualify as Incentive Stock Options and will not qualify for any special tax benefits to the optionee. An optionee generally will not recognize any taxable income at the time he or she is granted an Non-Qualified Stock Option. However, upon its exercise, the optionee will recognize ordinary income for Federal tax purposes measured by the excess of the then Fair Market Value of the shares over the exercise price. The income realized by the optionee will be subject to income and other employee withholding taxes. Generally upon exercise of a Non-Qualified Stock Option, the Company will be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income that an optionee is required to recognize as a result of the exercise.

   The optionee's basis for determination of gain or loss upon the subsequent disposition of shares acquired upon the exercise of a Non-Qualified Stock Option will be the amount paid for such shares plus any ordinary

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income recognized as a result of the exercise of such option. Upon disposition of any shares acquired upon the exercise of a Non-Qualified Stock Option, the difference between the sale price and the optionee's basis in the shares will be treated as a capital gain or loss and generally will be characterized as a long-term capital gain or loss if the shares have been held for more than one year at their disposition.

   Tax Rates

   Under current law, the maximum marginal Federal income tax rate on ordinary income is 39.6%. The maximum Federal income tax imposed on net capital gains, however, is 28%. Net capital gains means the excess of net long-term capital gains over net short-term capital loss. Net short-term capital gains may be taxed at rates for ordinary income. Capital losses may be offset only against capital gains and may be deducted against ordinary income only to the extent of three thousand dollars ($3,000) per year. There are proposals currently being considered by Congress that would change the taxation of capital gains and losses.

   The foregoing Federal income tax information is a summary only, and does not purport to be a complete statement of the relevant provisions of the Code. Because of the complexity of the Federal income tax laws and the application of various state income tax laws, optionees are advised to consult their personal tax advisors before exercising an option or disposing of any stock received pursuant to the exercise of an option.

(8) TERMS AND EXERCISE OF OPTIONS.

   (a) Maximum 10 Year Termination Date. Each option shall expire no later than ten years after the date on which it shall have been granted, but the Committee in its discretion may prescribe a shorter period for any individual option or options. Any Incentive Stock Option granted to a person who is a Ten Percent Stockholder shall terminate no later than 5 years after the date on which the Incentive Stock Option was granted. The date of termination pursuant to this paragraph is referred to hereinafter as the "termination date of the option."

   (b) Vesting.

         (i) Options shall be exercisable at such times and in such installments, if any, as the Committee may determine. In the event any option is exercisable in installments, any shares which may be purchased during any year or other period which are not purchased during such year or other period may be purchased at any time or from time to time during any subsequent year or period during the term of the option unless otherwise provided in the Stock Option Agreement.

        (ii) While the Committee may set any vesting schedule which it wishes, it is the expectation of the Board in adopting this Plan that the options vest during a period of up to five years after the date of grant. For example, the Committee may provide that only 25% of the shares granted under the option may be purchased during the first year after the date of grant, an additional 25% of the shares may be purchased commencing two years after the date of grant and 100% of the stock may be purchased only 4 years after the date of the grant.

       (iii) In connection with any proposed sale or conveyance of all or substantially all of the assets of the Company or of any proposed consolidation or merger of the Company or of any proposed Change in Control of the Company, the Board in its discretion may accelerate the vesting schedule of any or all options. In the event the Board does determine to accelerate the vesting schedule, it shall notify each holder of an option whose vesting schedule has been accelerated.

   (c) Means of Exercise of Option. An option shall be exercised by written notice to the Secretary or Treasurer of the Company at its principal office. The notice shall specify the number of shares as to which the option is being exercised and shall be accompanied by payment in full of the purchase price for such shares. An optionee at his discretion may, in lieu of cash payment, deliver Common Stock already owned, with a Fair Market Value (on the date of exercise) equal to the purchase price for the shares being acquired pursuant to exercise of the option, as payment for the exercise of any option. In the event an option is being exercised in whole or in part, by any person other than the optionee, a notice of election shall be accompanied by proof

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satisfactory to the Company of the rights of such person to exercise said option. An optionee shall not, by virtue of granting of an option, be entitled to any rights of a shareholder in the Company and he shall not be considered a record holder of shares purchased by him until the date on which he shall actually be recorded as the holder of such shares upon the stock records of the Company. The Company shall not be required to issue any fractional shares upon exercise of any option and shall not be required to pay to the person exercising the option the cash equivalent of any fractional share interest unless so determined by the Committee.

   (d) Options are Non-Transferable. No stock option may be transferred by the optionee (except in connection with death or disability as provided in Section 8
(j).

   (e) Options Lapse 3 Months After Termination of Employment. In the event of the termination of an optionee's employment by the Company or its Subsidiaries at any time for any reason (excluding disability or death), his option and all rights thereunder shall be exercisable by the optionee at any time within three
(3) months thereafter but only to the extent exercisable by him on the date of termination of his employment and in no event later than the termination date of his option.

   (f) Options Exercisable 12 Months After Termination in the Event of Disability. In the event an employee is permanently and totally disabled (within the meaning of Section 422 (c) (6), or any successor section, of the Code), his option and all rights thereunder shall be exercisable by the optionee at any time within twelve (12) months of his termination of employment, but in no event later than the termination date of the option.

   (g) Options Exercisable 12 Months After Date of Death. If an optionee shall die while in the employ of the Company or any of its Subsidiaries, his option may be exercised within twelve (12) months after the date of his death, but only to the extent exercisable by the optionee at his death and the option may not be exercised later than the termination date of the option.

   (h) No Right to Continued Employment. Nothing in the Plan or in any option granted pursuant hereto shall confer on any individual any right to continue in the employ of the Company or any of its Subsidiaries or prevent or interfere in any way with the right of the Company or its Subsidiaries to terminate his employment at any time, with or without cause.

   (i) Options Must Be Evidenced by Writing. Each option granted pursuant to the Plan shall be evidenced by a written Stock Option Agreement, duly executed by the Company and the optionee, in such form and containing such provisions as the Committee may from time to time authorize or approve.

   (j) In the event of an Employee's death or disability (within the meaning of Section 422(c)(6), or any successor section, of the Code), such Employee's Designated Beneficiaries, legal representative or executor shall have the right to exercise such Employee's options to the same extent as such Employee would have under Sections 8(e), (f) or (g), as applicable, as of the date on which such Employee's employment by the Company or any Subsidiary terminated.

(9) ADJUSTMENTS.

   The Stock Option Agreement shall contain appropriate provisions for the adjustment of the kind and number of shares subject to each outstanding option and the purchase price under each option in the event of any changes in the outstanding Common Stock of the Company by reason of stock dividends, stock splits, recapitalization, reorganizations, mergers, consolidations, combinations or exchanges of shares, and the like. In the event of any such change or changes in the outstanding Common Stock, and as often as the same shall occur, the kind and aggregate number of shares available under the Plan shall be appropriately adjusted by the Committee or Board, whose determination shall be binding and conclusive.

(10) AMENDMENT AND TERMINATION.

   (a) Unless the Plan shall have been sooner terminated as provided herein, no incentive stock option shall be granted hereunder after April 24, 2007. The Board may at any time suspend or terminate the Plan as it may deem advisable, except that it may not without further shareholder approval (i) increase the maximum number of shares subject to the Plan (except for changes pursuant to Section 9), (ii) extend the period during which options may be granted or exercised or (iii) make any other change unless the Board determines that the change would

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not materially increase the cost of the Plan to the Company. Except as otherwise hereinafter provided, no alteration, suspension or termination of the Plan may, without the consent of the Employee to whom any option shall have theretofore been granted (or the person or persons entitled to exercise such option under Section 8 (f) or (g) of the Plan), terminate his option or adversely affect his rights thereunder.

   (b) Anything herein to the contrary notwithstanding, in the event that the Board shall at any time declare it advisable to do so in connection with any proposed sale or conveyance of all or substantially all of the assets of the Company or of any proposed consolidation or merger of the Company, the Company may give written notice to the holder of any option that his option may be exercised only within thirty (30) days after the date of such notice but not thereafter, and all rights under said option which shall not have been so exercised shall terminate at the expiration of such thirty (30) days, provided that the proposed sale, conveyance, consolidation or merger to which such notice shall relate shall be consummated within six (6) months after the date of such notice.

   In the event such notice shall have been given, any such option may be exercised either in whole or in part notwithstanding the vesting period required under the terms of the option for the exercise thereof. If such proposed sale, conveyance, consolidation or merger shall not be consummated within said time period, no unexercised rights under any option shall be affected by such notice except that such option may not be exercised between the date of expiration of such thirty (30) days and the date of the expiration of such six (6) months.

(11) INDEMNIFICATION.

   Any member of the Committee or the Board who is made, or threatened to be made, a party to any action or proceeding, whether civil or criminal, by reason of the fact that he is or was a member of the Committee or the Board insofar as relates to the Plan shall be indemnified by the Company, and the Company may advance his related expenses, to the full extent permitted by law and/or the By-Laws of the Company.

(12) EFFECTIVE DATE OF THE PLAN.

   The Plan shall become effective on, and options may be granted thereunder after April 24, 1997, provided, however, that if the Plan shall not be approved by the holders of a majority of the outstanding voting stock of the Company within twelve months of said date, the Plan and all options granted thereunder shall be and become null and void, and provided, further, that no options granted by the Committee may be exercised prior to the approval of the Plan by shareholders.

(13) EXPENSES.

   The Company shall pay all fees and expenses incurred in connection with the establishment and administration of the Plan.

(14) GOVERNMENT REGULATIONS, REGISTRATION, AND LISTING OF STOCK.

   (a) The Plan, and the grant and exercise of options thereunder, and the Company's obligation to sell and deliver stock under such options, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any regulatory or governmental agency as may be required.

   (b) Unless a registration statement under the Securities Act of 1933 and the applicable rules and regulations thereunder (collectively the "Act") is then in effect with respect to shares issued upon exercise of any option (which registration shall not be required), the Company shall require that the offer and sale of such shares be exempt from the registration provisions of said Act. In furtherance of such exemption, the Company may require, as a condition precedent to the exercise of any option, that the person exercising the option give to the Company a written representation and undertaking, satisfactory form and substance to the Company, that he is acquiring the shares for his own resale thereof and otherwise establish to the Company's satisfaction that the offer or sale of the shares issuable upon exercise of the option will not constitute or result in any breach or violation of the

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Act or any similar state act or statute or any rules or regulations thereunder.
In the event a registration statement under the Act is not then in effect with respect to the shares of Common Stock issued upon exercise of an option, the Company shall place upon any stock certificate an appropriate legend referring to the restrictions on disposition under the Act.

   (c) In the event the class of shares issuable upon the exercise of any option is listed on any national securities exchange, the Company shall not be required to issue or deliver any certificate for shares upon the exercise of any option prior to the listing of the shares so issuable on such national securities exchange and prior to the registration of the same under the Securities Exchange Act of 1934 or any similar act or statute.

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EMPLOYEE NAME:                                         EXERCISE PRICE:
____________________________                           _________________________

                                                       NUMBER OF SHARES:
                                                       _________________________


                           YARDVILLE NATIONAL BANCORP
                             STOCK OPTION AGREEMENT

         Yardville National Bancorp, a New Jersey corporation (the "Company"), this ______ day of ____________, 199_, (the "Option Date"), pursuant to its 1997 Stock Option Plan (the "Plan") hereby grants to ________________________ (the Employee"), an option to purchase shares of the Common Stock, no par value, of the Company ("Common Stock") in the amount and on the terms and conditions hereinafter set forth.

1. Incorporation of Plan by Reference. The provisions of the Plan, a copy of ---------------------------------- which is being furnished herewith to the Employee, are incorporated by reference herein and shall govern as to all matters not expressly provided for in this Agreement. Terms not defined herein have the meanings set forth in the Plan. In the event of any conflict between the terms of this Agreement and the Plan, the terms of the Plan shall govern.

2. Grant of Option. The Company hereby grants to the Employee an option (the --------------- "Option") to purchase all or part of an aggregate of ______________ shares of Common Stock on the terms and conditions herein set forth.

3. Purchase Price. The purchase price of the Common Stock subject to the --------------- Option shall be ____________________ $__________) per share subject to adjustment as provided in Section 6 below and subject to the terms and conditions of the Plan.

4.   Terms of Option.
     ---------------

     (a) Vesting. This Option shall not be exercisable until the dates shown ------- below except that all options shall vest in the event of any proposed sale or conveyance or any proposed or effected change in control of the Company (as set forth in Section 8(b)(iii) of the Plan):

Number of Shares                   First Date On            Last Date On Which
As To Which Option                 Which Option             Such Portion May Be
May Be Exercised                   May Be Exercised         Exercised








         Any portion of the Option not exercised by its Last Date shall lapse at the close of business on that date and be null and void thereafter.

          (b) Final Termination. Notwithstanding anything to the contrary set ----------------- forth in Section 4(a). The Option shall no longer be exercisable ____ years from the date hereof or such shorter time as is prescribed in the Plan or in this Agreement.

          (c) Restrictions. This Option is subject to all the terms and ------------ conditions set forth in the Plan including, but not limited to, the following:

               (i) This Option is not transferable, as provided in Section 8(d) of the Plan;

               (ii) This Option lapses three months after the termination, for any reason whatsoever (other than disability or death), of Employee's employment with the Company, as provided in
                    Section 8(e) of the Plan; and

               (iii) This Option may be exercised by the Employee, or his legal representative for a period of twelve months after the employee becomes disabled, as provided in Sections 8(f) and
                    (j) of the Plan.

          (d) Exercise. This Option shall be exercised by notice to the Company -------- accompanied by full payment in cash (or shares of Common Stock of the Company), as set forth in Section 8(c) of the Plan.

          (e) Securities Law Restrictions. The Company is under no obligation --------------------------- to file a registration statement under the Securities Act of 1933 with respect to the Common Stock issued upon exercise of the Option. As provided by Section 14(b) of the Plan, unless a registration statement under the Act has been filed and remains effective with respect to the Common Stock, the Company shall require that the offer and sale of such shares be exempt from the registration provisions of the Act. As a condition of such exemption, the Company shall require a representation and undertaking, in form and substance satisfactory to the Company, that the optionee is acquiring the Common Stock, for his own account for investment and not with a view to the distribution or resale thereof and shall otherwise require such representations and impose such conditions as shall establish to the Company's satisfaction that the offer and sale of the Common Stock issuable upon the exercise of the Option will not constitute a violation of the Act or any similar state act affecting the offer and sale of the Common Stock. If the Common Stock is issued in an exempt transaction, the shares shall bear the following restrictive legend:

                    "These shares have not been registered under the Securities Act of 1933. No transfer of the shares may be affected without an opinion of counsel to the Company stating that the transfer is exempt from registration under the Act and any applicable state securities laws or that the transfer of the shares is covered by an effective registration statement with respect to the shares."

5. Restrictions on Transfer. This Option may not be transferred, assigned, ------------------------ pledged or hypothecated and shall not be subject to execution, attachment or similar process. In the event the terms of this paragraph are not complied with by the Employee, or if the Option is subject to execution, attachment or similar process, this Option shall immediately lapse and become null and void.

6. Anti-Dilution Provisions. If prior to expiration of the Option there shall ------------------------ occur any change in the outstanding Common Stock of the Company by reason of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, recapitalization, reorganization, liquidation, or the like, and as often as the same shall occur, then the kind and number of shares subject to the Option, or the purchase price per share of Common Stock, or both, shall be adjusted by the Stock Option Committee in such manner as it may deem equitable, the determination of which shall be binding and conclusive.

7. Acceptance of Provisions. The execution of this Agreement by the Employee ------------------------ shall constitute the Employee's acceptance of and agreement to all terms and conditions of the Plan and this Agreement.

8. Notices. All notices and other communications required or permitted under ------- the Plan and this Agreement shall be in writing and shall be given either by (i) personal delivery or regular mail, in each case against receipt, or (ii) first class registered or certified mail, return receipt requested or (iii) FAX transmission. Any such communication shall be deemed to have been given (i) on the date of receipt in the cases referred to in clauses (i) or (iii) of the preceding sentence and (ii) on the second day after the date of mailing in the cases referred to in clause (ii) of the preceding sentence. All such communications to the Company shall be addressed to it, to the attention of its Secretary or Treasurer, at its then principal office and to the Employee at his last address appearing on the records of the Company, or in each case, to such other person or address as may be designated by like notice hereunder.

9. Miscellaneous. Thus Agreement and the Plan contain a complete statement of ------------- all the arrangements between the parties with respect to their subject matter, and this Agreement may not be changed except by a writing executed by both parties. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey applicable to agreements made and to be performed exclusively in New Jersey. The headings in this Agreement are solely for convenience of reference and shall not affect its meaning or interpretation.

                                       By: ______________________________
                                           Patrick M. Ryan, President/CEO


                                        _________________________________
                                        Employee